Exhibit 23.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100306 WEST SEVENTH STREET, SUITE 3021000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78729-1707FORT WORTH, TEXAS 76102-4987HOUSTON, TEXAS 77002-5008

512-249-7000817- 336-2461713-651-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, references to Cawley, Gillespie & Associates, Inc. as independent petroleum engineers and to the inclusion of information taken from our reserve audit of Mid-Con Energy Partners, LP as of December 31, 2017 in the Mid-Con Energy Partners, LP Annual Report on Form 10-K for the year ended December 31, 2017, (the “10-K”) and all appendixes, exhibits and attachments thereto filed by Mid-Con Energy Partners, LP.  We further consent to the inclusion of our reserve audit dated January 22, 2018 as Exhibit 99.1 in the 10-K.

Sincerely,

W. Todd Brooker, President
Texas Registered Engineering Firm F-693

February 21, 2018
Fort Worth, Texas